SEVENTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS SEVENTH AMENDMENT, effective as of July 17, 2018, to the Custody Agreement dated as of June 30, 2016, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and the Custodian desire to amend the fee schedule Exhibit L of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit L of the Agreement for the purposes of amending the custody servicing fees. Exhibit L of the Agreement is hereby replaced with the Exhibit L attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

THE RBB FUND, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Salvatore Faia	By:	/s/ Anita Zagrodnik

Printed Name: Salvatore Faia		Printed Name: Anita Zagrodnik
Title: President		Title: Senior Vice President
Date: 7/19/2018		Date: 7/24/2018

Exhibit L to the Custody Agreement – The RBB Fund, Inc. Custody Services Fee Schedule at June 30, 2016, as amended

Annual Fee Based Upon Market Value on Net Assets Per Fund

[ ] basis points on all assets

Plus portfolio transaction fees

Portfolio Transaction Fees

•	$[ ] - Book entry OTC transaction, Federal Reserve transaction, principal paydown

•	$[ ] - Repurchase agreement reverse repurchase agreement, time deposit/CD or other non-depository transaction

•	$[ ] - Option/SWAPS/future contract written, exercised or expired

•	$[ ] - Mutual fund trade, Fed wire, margin variation Fed wire

•	$[ ] - Physical security transaction

•	$[ ] - Check disbursement (waived if U.S. Bancorp Is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

Including but not limited to expenses Incurred In the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services

•	Additional fees apply for global servicing.

•	Sub Advised Funds - $[ ] per custody account per year

•	$[ ] -Segregated account per year

•	Class Action Services - $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ]

•	No charge for the initial conversion free receipt.

•	Overdrafts - charged to the account at prime Interest rate plus [ ] unless a line of credit is in place.

Exhibit L (continued) to the Custody Agreement – The RBB Fund, Inc. - Additional Global Sub-Custodial Services Annual Fee Schedule at June 30, 2016, as amended

Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]
China (A Shares)	All	[ ]	$[ ]
China (B Shares)	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]
France	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]
India	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]

Country	Instrument	Safekeeping (BPS)	Transaction Fee
Latvia	Equities	[ ]	$[ ]
Lebanon	All	[ ]	$[ ]
Lithuania	All	[ ]	$[ ]
Luxembourg	All	[ ]	$[ ]
Malaysia	All	[ ]	$[ ]
Mali	All	[ ]	$[ ]
Malta	All	[ ]	$[ ]
Mauritius	All	[ ]	$[ ]
Mexico	All	[ ]	$[ ]
Morocco	All	[ ]	$[ ]
Namibia	All	[ ]	$[ ]
Netherlands	All	[ ]	$[ ]
New Zealand	All	[ ]	$[ ]
Niger	All	[ ]	$[ ]
Nigeria	All	[ ]	$[ ]
Norway	All	[ ]	$[ ]
Oman	All	[ ]	$[ ]
Pakistan	All	[ ]	$[ ]
Peru	All	[ ]	$[ ]
Philippines	All	[ ]	$[ ]
Poland	All	[ ]	$[ ]
Portugal	All	[ ]	$[ ]
Qatar	All	[ ]	$[ ]
Romania	All	[ ]	$[ ]
Russia	Equities	[ ]	$[ ]
Senegal	All	[ ]	$[ ]
Singapore	All	[ ]	$[ ]
Slovak Republic	All	[ ]	$[ ]
Slovenia	All	[ ]	$[ ]
South Africa	All	[ ]	$[ ]
South Korea	All	[ ]	$[ ]
Spain	All	[ ]	$[ ]
Sri Lanka	All	[ ]	$[ ]
Swaziland	All	[ ]	$[ ]
Sweden	All	[ ]	$[ ]
Switzerland	All	[ ]	$[ ]
Taiwan	All	[ ]	$[ ]
Thailand	All	[ ]	$[ ]
Togo	All	[ ]	$[ ]
Tunisia	All	[ ]	$[ ]
Turkey	All	[ ]	$[ ]
UAE	All	[ ]	$[ ]
United Kingdom	All	[ ]	$[ ]
Ukraine	All	[ ]	$[ ]
Uruguay	All	[ ]	$[ ]
Venezuela	All	[ ]	$[ ]
Vietnam	All	[ ]	$[ ]
Zambia	All	[ ]	$[ ]
Zimbabwe	All	[ ]	$[ ]

Safekeeping and transaction fees assessed on security and currency transactions.

*	Additional customer documentation and indemnification will be required prior to establishing accounts in these markets
**	Tiered by market value:<$[ ]:[ ]bp, >$[ ] and <$[ ]:[ ];>$[ ]:[ ]
**	Euromarkets – Non-Eurobonds: Surcharges vary by local market.

Safekeeping and transaction fees assessed on security and currency transactions.

Exhibit L (continued) to the Custody Agreement -The RBB Fund, Inc. - Additional Global Sub-Custodial Services Annual Fee Schedule at June 30, 2016, as amended

Base Fee - $[ ] monthly base fee per account

(Euroclear- Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge,

•	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than [ ] ([ ]) months with the client will be charged $[ ] per claim.

Miscellaneous Expenses

•	Charges Incurred by U.S. Bank, N.A. directly or through sub custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and Insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is Investing will be passed along as Incurred.

•	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other Administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

•	SWIFT reporting and message fees.